UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2012

FS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Washington	001-35589	45-4585178
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6920 220th Street SW, Suite 200, Mountlake Terrace, Washington	98043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (425) 771-5299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)     Appointment of Certain Officers

(2)           Appointment of Additional Executive Officers.  On December 11, 2012, 1st Security Bank of Washington (“the Bank”), the financial institution subsidiary of FS Bancorp, Inc., determined to separate the oversight of the Bank’s credit and lending functions.  As a result, the Bank has created the position of Chief Credit Officer which will be filled by the Bank’s current Chief Lending Officer, Steven L. Haynes.  Mr. Haynes has served as Chief Lending Officer since he was employed by the Bank in November 2005 and also has been responsible for commercial, consumer and real estate lending.  In connection with Mr. Haynes promotion to Chief Credit Officer, the Bank is promoting Dennis V. O’Leary from Senior Vice President – Consumer, Small Business and Construction Lending to Chief Lending Officer of the Bank.  Mr. O’Leary has served as Senior Vice President – Consumer, Small Business and Construction Lending since he joined the Bank in August 2011.  Prior to his employment with the Bank, Mr. O’Leary previously served for five years as Senior Vice President and Puget Sound Regional Director of the residential construction lending division for Sterling Savings Bank.  Messrs. Haynes’ and O’Leary’s promotions will be effective December 19, 2012.

A press release announcing the promotions of Messrs. Haynes and O’Leary is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

          The following exhibit is being filed herewith and this list shall constitute the exhibit index:

                  99.1            Press release of FS Bancorp, Inc. dated December 11, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2012	FS BANCORP, INC.

/s/ Joseph C. Adams
Joseph C. Adams
Chief Executive Officer (Principal Executive Officer)